                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT



                                                          COUNTRY OF
                                                         INCORPORATION
                       SUBSIDIARY                       OR ORGANIZATION
        -----------------------------------------       ---------------
        CoSine Communications Australia Pty Ltd         Australia

        CoSine Communications Belgium Sprl              Belgium

        CoSine Cayman Ltd                               Cayman Islands

        CoSine Communications China                     China

        CoSine Communications Finland Oy                Finland

        CoSine Communications Sarl                      France

        Company Communications Deutschland GmbH         Germany

        CoSine Communications Hong Kong Ltd             Hong Kong

        CoSine Software (India) Private Limited         India


        CoSine Communications Italia Srl                Italy

        CoSine Communications KK                        Japan

        CoSine Communications Malaysia Sdn Bhd          Malaysia

        CoSine Communications BV                        Netherlands

        CoSine Communications Singapore, Pte Ltd        Singapore

        CoSine Communications Espana SL                 Spain

        CoSine Communications Sverige AB                Sweden

        CoSine Communications Ltd                       United Kingdom